Exhibit 5.1

Tel Aviv, October 1, 2020

BiondVax Pharmaceuticals Ltd.
Jerusalem BioPark

Hadassah Ein Kerem Campus, 2nd floor

Jerusalem 9112001, Israel

Re:  BiondVax Pharmaceuticals Ltd.

 Ladies and Gentlemen:

We have acted as Israeli counsel for BiondVax Pharmaceuticals Ltd., a company organized under the laws of Israel (the “Company”), in connection with the sale by the Company of American Depositary Shares (“Placement ADSs”), each representing forty ordinary shares of the Company, no par value (the “Ordinary Shares”), through BofA Securities, Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (the “Agents”) pursuant to the ATM Equity Offering SalesSM Agreement, dated October 1, 2020 (the “Sale Agreement”), by and between the Company and the Agents. The Ordinary Shares underlying Placement ADSs will be issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-240189) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained therein, and the prospectus supplement dated October 1, 2020, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

In connection therewith, we have examined and relied upon copies of the Registration Statement, the Company’s articles of association, and such corporate records, certificates, instruments and other documents relating to the Company and such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, certificates instruments and documents we have reviewed, and the legal capacity of all natural persons. As to any facts material to such opinion, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We have also assumed that (i) prior to the issuance of any Ordinary Shares underlying Placement ADSs under the Sale Agreement, the price, number of Placement ADSs and certain other terms of issuance with respect to any specific instruction to sell Placement ADSs under the Sale Agreement will be authorized and approved by the Company's board of directors or a pricing committee of the Company's board of directors in accordance with Israeli law (the “Corporate Proceedings”) and (ii) upon the issuance of any Ordinary Shares, the total number of Ordinary Shares issued and outstanding will not exceed the total number of Ordinary Shares that the Company is then authorized to issue under its articles of association.

Based upon the foregoing and in reliance thereon, assuming the completion of the Corporate Proceedings in connection with the delivery of a specific instruction to sell Placement ADSs, we are of the opinion that the Ordinary Shares underlying Placement ADSs to be offered and sold under the Sale Agreement have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Sale Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Israeli bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

We hereby consent to the filing of this opinion as an exhibit 5.1 to the Company’s Current Report on Form 6-K to be submitted with the Commission on or about October 1, 2020, which will be incorporated by reference in the Registration Statement, and to the reference to our name under the caption “Legal Matters” in the prospectus supplement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.